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                         LETTER AGREEMENT

                           July 12, 1995


To The Lenders parties to the
Credit Agreements referred to below

Ladies and Gentlemen:

     We refer to the Revolving Credit Agreement, dated as of March 29, 1995, as amended pursuant to the letter amendment, dated November 15, 1994 (as amended, the "Credit Agreement"), among the undersigned, each of you as Lenders, and Citibank, N.A. as your Agent. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

     It is hereby agreed by each of you and us that, effective as of the date first above written, the Credit Agreement is amended by deleting Section 5.02(c) thereof in its entirety and by inserting in lieu thereof, the following:

     (c) Mergers, Etc. Merge or consolidate with or into, or sell, convey, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided in each case that, immediately after giving effect to such proposed transaction, no Event of default or Unmatured Default would exist and, provided further, in each case that, immediately after giving effect to such proposed transaction, the Borrower, shall be in compliance with subsection (b), above.

     On and after the effective date of this letter amendment, each reference in the Credit Agreement to "this Agreement":, "herewith", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as previously amended and as amended by this letter amendment. The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning the enclosed eight counterparts of this letter amendment to King & Spalding, 120 West 45th Street, New York, New York, 10036, Attention of Alexander C.S. Spiro, who will distribute fully executed counterparts to each of us upon his receipt thereof. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by us and each of the Lenders. This letter amendment is subject to the provisions of
Section 8.01 of the Credit Agreement.

     This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.
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     This letter amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                              Very truly yours,

                              WICOR, INC.


                              By   Joseph P. Wenzler
                                   -----------------------------------
                                   Vice President, Treasurer & CFO

                              By   Jim Jensen
                                   -------------------------------
                                   Vice President

                              FIRSTAR BANK MILWAUKEE,N.A.

                                   Sandra Hartag
                              By   -------------------------------
                                   Vice President

                              HARRIS TRUST AND SAVINGS BANK

                              By   Andrew Petersen
                                   -------------------------------
                                   Vice President

                              M&I MARSHALL & ILSLEY BANK

                              By   Frank E. Briber III
                                   -------------------------------
                                   Executive Vice President